UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008

Metabasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

11119 North Torrey Pines Road
La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On December 9, 2008, Paul K. Laikind, Ph.D. resigned as our President, Chief Executive Officer and Interim Chief Financial Officer, effective immediately.  Dr. Laikind continues to serve as a member of our board of directors.

In connection with his resignation, Dr. Laikind will receive severance benefits substantially as set forth in his Amended and Restated Severance Agreement dated July 19, 2006 (the “Severance Agreement”), as amended by the First Amendment dated April 17, 2007 (the “Amendment”).  Additional information regarding the Severance Agreement and the Amendment is located in our Current Report on Form 8-K filed on July 25, 2006 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, respectively.

(c) In connection with Dr. Laikind’s resignation, on December 9, 2008, our board of directors appointed Mark D. Erion, Ph.D, age 51, our current Chief Scientific Officer, Executive Vice President of Research and Development and a member of our board of directors, as our President, Chief Executive Officer and Chief Scientific Officer effective immediately.  Biographical information regarding Dr. Erion was provided in our proxy statement for our 2008 annual meeting of stockholders filed with the Securities and Exchange Commission on April 29, 2008.

In connection with Dr. Erion’s promotion, on December 11, 2008, the compensation committee of our board of directors (i) approved an increase in Dr. Erion’s annual base salary to $400,000, (ii) approved the payment to Dr. Erion of a discretionary cash bonus of $50,000, (iii) determined that for fiscal 2009, Dr. Erion will be eligible to receive, under our Management Incentive Plan, an annual bonus with a target amount of 50% (and a maximum amount of 75%) of his annual base salary, which shall be determined by the compensation committee of our board of directors based on the achievement and overall performance of fiscal 2009 corporate and individual goals to be agreed upon and (iv) granted Dr. Erion an option to purchase 150,000 shares of our common stock at an exercise price per share equal to $0.45 (the NASDAQ closing price of our common stock on December 11, 2008).  The shares subject to the stock option vest over four years, with 1/4th of the shares vesting upon the first anniversary of the grant date and 1/48th of the remaining shares vesting in equal monthly installments over the remaining three years.

Also in connection with Dr. Laikind’s resignation, David F. Hale, the Chairman of our board of directors, has assumed an expanded role in his capacity as Chairman.  In recognition of this expanded role, on December 11, 2008, the compensation committee of our board of directors (i) approved an increase in Mr. Hale’s annual compensation as Chairman to $200,000 and (ii) granted Mr. Hale an option to purchase 150,000 shares of our common stock at an exercise price per share equal to $0.45 (the NASDAQ closing price of our common stock on December 11, 2008).  The shares subject to the stock option vest in equal monthly installments over the three years following the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ Mark D. Erion, Ph.D.
Mark D. Erion, Ph.D.
President, Chief Executive Officer and Chief
Scientific Officer

Date: December 15, 2008